Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On November 3, 2015, Archrock, Inc. (formerly named Exterran Holdings, Inc. prior to November 3, 2015) (“Archrock,” “our”, “we” or “us”) completed the spin-off of our international contract operations, international aftermarket services and global fabrication businesses into an independent, publicly traded company (“Exterran Corporation”), to our stockholders (the “Spin-off”). On November 3, 2015 (the “Distribution Date”), our stockholders of record as of the close of business on October 27, 2015 (the “Record Date”) received one share of Exterran Corporation common stock for every two shares of our common stock held as of the Record Date. Following the Spin-off, we do not beneficially own any shares of Exterran Corporation. We will report the financial results of Exterran Corporation prior to the Spin-off as discontinued operations beginning in our Annual Report on Form 10-K for the year ending December 31, 2015.

The Unaudited Pro Forma Condensed Consolidated Financial Statements (also referred to as the “pro forma financial statements”), were derived from our historical consolidated financial statements and give effect to the Spin-off. The pro forma financial statements were based on, and should be read in conjunction with, our:

•                  consolidated financial statements for each of the three years ended December 31, 2014 and the notes relating thereto, included in our 2014 Annual Report on Form 10-K;

•                  unaudited condensed consolidated financial statements for the six months ended June 30, 2015, and the notes relating thereto, included in our June 30, 2015 Quarterly Report on Form 10-Q.

The historical consolidated financial statements have been adjusted in the pro forma financial statements to give effect to pro forma events that are (a) directly attributable to the Spin-off, (b) factually supportable and (c) with respect to the pro forma statements of operations, expected to have a continuing impact on the consolidated results. The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2015 gives effect to the Spin-off and related transactions as if they occurred on June 30, 2015. The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the six months ended June 30, 2015 and each of the three years ended December 31, 2014 give effect to the Spin-off and related transactions as if they occurred on January 1, 2012.

The pro forma financial statements have been presented for informational purposes only and are based on available information and assumptions that management believes are reasonable under the circumstances. The pro forma financial statements are not necessarily indicative of our future results of operations and financial position had the Spin-off and related transactions occurred as of the dates indicated. In addition, the pro forma financial statements do not purport to project our future results of operations or financial position.

The pro forma financial statements give effect to the Spin-off and related transactions, including:

•                  The distribution of our net investment in Exterran Corporation as a reduction to our historical consolidated additional paid-in capital;

•          As reflected in the “Spin-off of Exterran Corporation” column, the removal of assets, liabilities, equity and results of operations of Exterran Corporation, non-recurring transaction and pre-separation costs that are directly related to the Spin-off, certain of our general corporate overhead expenses previously allocated to Exterran Corporation that are not specifically related to the Exterran Corporation business and do not meet the requirements to be presented as a component of discontinued operations and differences between the separate return methodology used in the Exterran Corporation combined balance sheet and the anticipated transfer of current and deferred tax assets and liabilities in accordance with the tax matters agreement;

•          The transfer of cash from Exterran Corporation to us of $539.0 million in connection with the Spin-off as if the Spin-off occurred on June 30, 2015;

•          Our entry into a new senior secured revolving credit facility (“New Revolving Credit Facility”) and the incurrence of $173.7 million of borrowings under this facility; and

•          Our repayment of the senior secured revolving credit facility (the “Credit Facility”) and $350.0 million aggregate principal amount of 7.25% senior notes (the “7.25% Notes”).

As of December 31, 2014, we had $136.9 million in foreign tax credit carryforward deferred tax assets. We recorded a valuation allowance of $7.2 million against these deferred tax assets in the fourth quarter of 2014 for foreign tax credits that expire in the year 2015. As of June 30, 2015, these deferred tax assets related to foreign tax credit carryforwards that can be used to reduce our income taxes payable in future periods. The foreign tax credit carryforwards will expire if they are not used within the 10-year carryforward period. Had the Spin-off not been completed, we consider it more likely than not that we would have had sufficient taxable income and foreign source taxable income in the future that would have allowed us to realize these deferred tax assets, net of the valuation allowance. However, upon completion of the Spin-off many of the foreign tax credit carryforwards will ultimately expire unused. Therefore, since we do not expect Exterran Corporation to generate sufficient taxable income and foreign source taxable income following the Spin-off, an additional valuation allowance ranging from $45 million to $65 million to reduce our foreign tax credit carryforward deferred tax assets is expected to be recorded in the fourth quarter of 2015. The unaudited pro forma condensed consolidated statements of operations do not reflect this charge.

ARCHROCK, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

June 30, 2015

(In thousands)

	Historical	Spin-off of Exterran Corporation	Pro Forma Adjustments		Archrock, Inc. Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$23,325	$(23,049)	$538,993	(A)	$276
			(538,993)	(B)
			173,655	(C)
			(173,655)	(C)
Restricted cash	1,490	(1,490)			—
Accounts receivable, net of allowance	502,547	(353,803)			148,744
Inventory, net	400,845	(253,747)			147,098
Costs and estimated earnings in excess of billings on uncompleted contracts	128,261	(128,261)			—
Current deferred income taxes	71,489	(49,978)	(2,869)	(D)	18,642
Other current assets	66,815	(58,632)			8,183
Current assets associated with discontinued operations	397	(397)			—
Total current assets	1,195,169	(869,357)	(2,869)		322,943
Property, plant and equipment, net	3,340,635	(952,385)			2,388,250
Goodwill	3,738	—			3,738
Intangible and other assets, net	225,528	(196,891)	(4,633)	(E)	143,424
			3,772	(C)
			115,648	(D)
Long-term assets associated with discontinued operations	16,506	—			16,506
Total assets	$4,781,576	$(2,018,633)	$111,918		$2,874,861

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable, trade	$166,787	$(123,095)			$43,692
Accrued liabilities	209,531	(131,471)	$(2,376)	(B)	75,684
Deferred revenue	57,705	(53,333)			4,372
Billings on uncompleted contracts in excess of costs and estimated earnings	61,010	(61,010)			—
Current liabilities associated with discontinued operations	929	(769)			160
Total current liabilities	495,962	(369,678)	(2,376)		123,908
Long-term debt	2,089,762	(891)	(536,617)	(B)	1,556,026
			(169,883)	(C)
			173,655	(C)
Deferred income taxes	177,597	(39,952)	112,779	(D)	250,424
Other long-term liabilities	86,579	(76,815)			9,764
Long-term liabilities associated with discontinued operations	154	(154)			—
Total liabilities	2,850,054	(487,490)	(422,442)		1,940,122
Equity:
Preferred stock	—	—			—
Common stock	745	—			745
Additional paid-in capital	3,746,106	(1,521,070)	600,339	(G)	2,825,375
Accumulated other comprehensive income	8,249	(10,073)			(1,824)
Accumulated deficit	(1,856,387)	—	(10,979)	(E)	(1,922,366)
			(55,000)	(F)
Treasury stock	(72,180)	—			(72,180)
Total Archrock stockholders’ equity	1,826,533	(1,531,143)	534,360		829,750
Noncontrolling interest	104,989	—			104,989
Total equity	1,931,522	(1,531,143)	534,360		934,739
Total liabilities and equity	$4,781,576	$(2,018,633)	$111,918		$2,874,861

See accompanying notes to unaudited pro forma condensed consolidated financial statements

ARCHROCK, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2015

(In thousands, except per share amounts)

	Historical	Spin-off of Exterran Corporation	Pro Forma Adjustments		Archrock, Inc. Pro Forma
Revenues:
North America contract operations	$400,520	$—			$400,520
International contract operations	235,941	(235,941)			—
Aftermarket services	177,690	(70,275)			107,415
Fabrication	598,763	(598,763)			—
	1,412,914	(904,979)			507,935
Costs and expenses:
Cost of sales (excluding depreciation and amortization expense):
North America contract operations	163,900	—			163,900
International contract operations	89,084	(89,084)			—
Aftermarket services	136,105	(49,484)			86,621
Fabrication	507,972	(507,972)			—
Selling, general and administrative	170,560	(106,635)			63,925
Depreciation and amortization	190,133	(75,581)			114,552
Long-lived asset impairment	28,152	(10,489)			17,663
Restructuring and other charges	24,394	(23,201)			1,193
Interest expense	55,696	(826)	$(15,081)	(H)	39,789
Equity in income of non-consolidated affiliates	(10,068)	10,068			—
Other (income) expense, net	8,846	(11,878)			(3,032)
	1,364,774	(865,082)	(15,081)		484,611
Income before income taxes	48,140	(39,897)	15,081		23,324
Provision for income taxes	18,233	(20,502)	5,278	(I)	3,009
Income from continuing operations	29,907	(19,395)	9,803		20,315
Less: Income from continuing operations attributable to the noncontrolling interest	(18,121)	—			(18,121)
Income from continuing operations attributable to Archrock stockholders	$11,786	$(19,395)	$9,803		$2,194

Income from continuing operations attributable to Archrock common stockholders per common share:
Basic	$0.17				$0.03
Diluted	$0.17				$0.03

Weighted average common shares outstanding used in income from continuing operations attributable to Archrock common stockholders per common share:
Basic	68,381				68,381
Diluted	68,667				68,667

See accompanying notes to unaudited pro forma condensed consolidated financial statements

ARCHROCK, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2014

(In thousands, except per share amounts)

	Historical	Spin-off of Exterran Corporation	Pro Forma Adjustments		Archrock, Inc. Pro Forma
Revenues:
North America contract operations	$729,103	$—			$729,103
International contract operations	493,853	(493,853)			—
Aftermarket services	392,774	(162,724)			230,050
Fabrication	1,284,008	(1,284,008)			—
	2,899,738	(1,940,585)			959,153
Costs and expenses:
Cost of sales (excluding depreciation and amortization expense):
North America contract operations	316,142	—			316,142
International contract operations	185,408	(185,408)			—
Aftermarket services	308,432	(120,181)			188,251
Fabrication	1,058,462	(1,058,462)			—
Selling, general and administrative	377,754	(245,103)			132,651
Depreciation and amortization	386,071	(173,803)			212,268
Long-lived asset impairment	46,679	(3,851)			42,828
Restructuring and other charges	7,553	(2,159)			5,394
Interest expense	114,178	(1,905)	$(28,349)	(H)	83,924
Equity in income of non-consolidated affiliates	(14,553)	14,553			—
Other (income) expense, net	1,747	(7,222)			(5,475)
	2,787,873	(1,783,541)	(28,349)		975,983
Income (loss) before income taxes	111,865	(157,044)	28,349		(16,830)
Provision for (benefit from) income taxes	58,657	(86,723)	9,922	(I)	(18,144)
Income from continuing operations	53,208	(70,321)	18,427		1,314
Less: Income from continuing operations attributable to the noncontrolling interest	(27,716)	—			(27,716)
Income (loss) from continuing operations attributable to Archrock stockholders	$25,492	$(70,321)	$18,427		$(26,402)

Income (loss) from continuing operations attributable to Archrock common stockholders per common share:
Basic	$0.38				$(0.40)
Diluted	$0.36				$(0.40)

Weighted average common shares outstanding used in income (loss) from continuing operations attributable to Archrock common stockholders per common share:
Basic	66,234				66,234
Diluted	69,090				66,234

See accompanying notes to unaudited pro forma condensed consolidated financial statements

ARCHROCK, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2013

(In thousands, except per share amounts)

	Historical	Spin-off of Exterran Corporation	Pro Forma Adjustments		Archrock, Inc. Pro Forma
Revenues:
North America contract operations	$627,844	$—			$627,844
International contract operations	476,016	(476,016)			—
Aftermarket services	395,600	(160,672)			234,928
Fabrication	1,660,944	(1,660,944)			—
	3,160,404	(2,297,632)			862,772
Costs and expenses:
Cost of sales (excluding depreciation and amortization expense):
North America contract operations	282,489	—			282,489
International contract operations	196,944	(196,944)			—
Aftermarket services	309,418	(120,929)			188,489
Fabrication	1,408,547	(1,408,547)			—
Selling, general and administrative	358,173	(239,322)			118,851
Depreciation and amortization	327,505	(140,029)			187,476
Long-lived asset impairment	28,637	(11,941)			16,696
Interest expense	115,745	(3,551)	$(27,246)	(H)	84,948
Equity in income of non-consolidated affiliates	(19,000)	19,000			—
Other (income) expense, net	(24,501)	1,966			(22,535)
	2,983,957	(2,100,297)	(27,246)		856,414
Income before income taxes	176,447	(197,335)	27,246		6,358
Provision for (benefit from) income taxes	84,719	(102,559)	9,536	(I)	(8,304)
Income from continuing operations	91,728	(94,776)	17,710		14,662
Less: Income from continuing operations attributable to the noncontrolling interest	(32,578)	—			(32,578)
Income (loss) from continuing operations attributable to Archrock stockholders	$59,150	$(94,776)	$17,710		$(17,916)

Income (loss) from continuing operations attributable to Archrock common stockholders per common share:
Basic	$0.90				$(0.28)
Diluted	$0.89				$(0.28)

Weighted average common shares outstanding used in income (loss) from continuing operations attributable to Archrock common stockholders per common share:
Basic	64,454				64,454
Diluted	65,003				64,454

See accompanying notes to unaudited pro forma condensed consolidated financial statements

ARCHROCK, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2012

(In thousands, except per share amounts)

	Historical	Spin-off of Exterran Corporation	Pro Forma Adjustments		Archrock, Inc. Pro Forma
Revenues:
North America contract operations	$596,011	$—			$596,011
International contract operations	463,957	(463,957)			—
Aftermarket services	385,861	(145,048)			240,813
Fabrication	1,348,417	(1,348,417)			—
	2,794,246	(1,957,422)			836,824
Costs and expenses:
Cost of sales (excluding depreciation and amortization expense):
North America contract operations	284,703	—			284,703
International contract operations	184,608	(184,608)			—
Aftermarket services	303,590	(107,273)			196,317
Fabrication	1,191,937	(1,191,937)			—
Selling, general and administrative	375,647	(247,747)			127,900
Depreciation and amortization	346,177	(164,499)			181,678
Long-lived asset impairment	136,614	(5,197)			131,417
Restructuring and other charges	6,471	(3,892)			2,579
Interest expense	134,376	(5,318)	$(32,974)	(H)	96,084
Equity in income of non-consolidated affiliates	(51,483)	51,483			—
Other (income) expense, net	506	(5,638)			(5,132)
	2,913,146	(1,864,626)	(32,974)		1,015,546
Loss before income taxes	(118,900)	(92,796)	32,974		(178,722)
Benefit from income taxes	(45,755)	(31,279)	11,541	(I)	(65,493)
Loss from continuing operations	(73,145)	(61,517)	21,433		(113,229)
Less: Income from continuing operations attributable to the noncontrolling interest	(2,317)	—			(2,317)
Loss from continuing operations attributable to Archrock stockholders	$(75,462)	$(61,517)	$21,433		$(115,546)

Loss from continuing operations attributable to Archrock common stockholders per common share:
Basic	$(1.19)				$(1.82)
Diluted	$(1.19)				$(1.82)

Weighted average common shares outstanding used in loss from continuing operations attributable to Archrock common stockholders per common share:
Basic	63,436				63,436
Diluted	63,436				63,436

See accompanying notes to unaudited pro forma condensed consolidated financial statements

ARCHROCK, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(A)       Reflects the receipt of cash transferred from Exterran Corporation to us of $539.0 million in connection with the Spin-off, which assumes the Spin-off occurred on June 30, 2015.

(B)       Reflects our use of the $539.0 million in cash transferred from Exterran Corporation to repay $356.5 million outstanding under our existing Credit Facility, $180.1 million of the $350.0 million aggregate principal amount outstanding under the 7.25% Notes and $2.4 million of accrued and unpaid interest under the existing Credit Facility and 7.25% Notes. The adjustment assumes a repayment date of June 30, 2015.

(C)       Represents indebtedness of approximately $173.7 million under the New Revolving Credit Facility we would expect to incur in connection with the Spin-off if it occurred on June 30, 2015. Proceeds from such borrowings are expected to be used to fund the repayment of $169.9 million for the remaining principle balance of the existing Credit Facility and 7.25% Notes in excess of the cash transferred from Exterran Corporation to us and debt issuance costs of $3.8 million related to the New Revolving Credit Facility.

(D)       Reflects adjustments to reclassify current and deferred income tax balances retained by Archrock due to the netting of assets and liabilities within a single tax jurisdiction.

(E)        Represents expected debt extinguishment costs, including the write-off unamortized debt issuance costs, of approximately $11.0 million related to the repayment of our existing Credit Facility and 7.25% Notes.

(F)         Reflects an estimated valuation allowance that is expected to be recorded upon completion of the Spin-off of $55 million, which represents the mid-point of our estimated additional valuation allowance range of between $45 million to $65 million. Since we do not expect Exterran Corporation to generate sufficient taxable income and foreign source taxable income following the Spin-off, this valuation allowance to reduce our foreign tax credit carryforward deferred tax assets is expected to be recorded in the fourth quarter of 2015. The unaudited pro forma condensed consolidated statements of operations do not reflect this charge.

(G)       Reflects adjustments to stockholders’ equity as a result of the adjustments described in notes (A) - (F) above.

(H)      Represents adjustments to interest expense for (1) the reduction of interest expense, including amortization of deferred financing costs, as a result of repayment of the outstanding balance under our existing Credit Facility and 7.25% Notes in conjunction with the Spin-off and (2) the incremental interest expense attributable to the New Revolving Credit Facility, with an expected borrowing capacity of $350.0 million, assumes a LIBOR rate of approximately 0.2%, an applicable margin of 2.25% and commitment fees of 0.4% on indebtedness of $173.7 million and letters of credit outstanding of $3.0 million. The interest rates for pro forma purposes are based on assumptions of the rates to be effective on the completion of the Spin-off. A one-eighth percent change in assumed interest rates for the New Revolving Credit Facility would have a pro forma impact of $0.2 million annually. Amortization of deferred financing costs assumes the capitalization of debt issuance costs of $3.8 million which will be amortized on a straight-line basis over the five year term of the New Revolving Credit Facility, which approximates the effective interest method. Debt extinguishment costs relating to the repayment of our existing Credit Facility and 7.25% Notes is expected to be approximately $11.0 million; such costs were excluded from the unaudited pro forma condensed consolidated statements of operations. The components of the adjustment to interest expense for each period presented are listed below (in thousands):

	Six Months Ended June 30,	Years Ended December 31,
	2015	2014	2013	2012
Reduction (increase) in interest expense related to:
Repayment of existing Credit Facility	$(4,727)	$(7,642)	$(6,597)	$(12,415)
Repayment of 7.25% Notes	(13,180)	(26,360)	(26,360)	(26,354)
Borrowing under New Revolving Credit Facility Notes	2,449	4,899	4,957	5,041
Amortization of deferred financing costs under New Revolving Credit Facility	377	754	754	754
Interest expense adjustment	$(15,081)	$(28,349)	$(27,246)	$(32,974)

(I)           Represents the tax effect of pro forma adjustments to income from continuing operations before income taxes using the U.S. federal statutory rate of 35% for all periods presented.